AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
"For the period July 1, 2012 - December 31, 2012"

  Underwriter    "Commission,"
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond Portfolio – BlackRock 08/16/12 "Goldman, Sachs & Co. " "$55,000,000" "$650,000,000" $98.616 0.875% "Burlington Northern Santa Fe, LLC" PNC Capital Markets LLC

Multimanager Core Bond Portfolio – BlackRock 08/16/12 "Merrill Lynch, Pierce, Fenner & Smith Inc. " "$30,000,000" "$600,000,000" $99.58 0.450% "Burlington Northern Santa Fe, LLC" PNC Capital Markets LLC

Multimanager Core Bond Portfolio – BlackRock 09/05/12 Citigroup Global Markets Inc. "$50,000,000" "$1,000,000,000" $99.663 0.650% "Wellpoint, Inc. " PNC Capital Markets LLC

Multimanager Aggressive Equity Portfolio - Marsico 09/11/12 J.P. Morgan Securities LLC "$113,750,000" "$17,999,999,972.50" $32.50 0.375% "American International Group, Inc. " Sanford C. Bernstein

Multimanager Aggressive Equity Portfolio - Westfield 09/11/12 J.P. Morgan Securities LLC "$2,000,000,000" "$17,999,999,972.50" $32.50 $0.121875 "American International Group, Inc. " Sanford C. Bernstein

Multimanager Core Bond Portfolio – BlackRock 09/28/12  Morgan Stanley & Co. LLC "$45,000,000" "$1,000,000,000" $99.817 0.450% NBCUniversal Media LLC PNC Capital Markets LLC

Multimanager Small Cap Growth Portfolio – Morgan Stanley 10/10/12 Deutsche Bank Securities "$1,190,000" "$76,500,000" $17.00 7.00% Shutterstock Inc.   Morgan Stanley & Co. LLC

Multimanager Core Bond Portfolio – BlackRock 10/17/12 J.P. Morgan Securities LLC "$20,000,000" "$625,000,000" $99.842 0.450% UnitedHealth Group Inc.  PNC Capital Markets LLC

Multimanager Core Bond Portfolio – BlackRock 12/11/12 "Merrill Lynch, Pierce, Fenner & Smith Inc. " "$47,000,000" "$1,000,000,000" $100.00 1.00% CC Holdings GS V LLC PNC Capital Markets LLC

Multimanager Core Bond Portfolio – BlackRock 12/13/12 Barclays Capital Inc.  "$103,200,000" "$1,300,000,000" $99.802 0.450% Teva Pharmaceutical Finance Company B.V. (2022) PNC Capital Markets LLC